UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 23, 2009
Spherix Incorporated
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Delaware	0-5576	52-0849320
(Address of principal executive offices) 6430 Rockledge Drive, Suite 503, Bethesda, Maryland		(Zip Code) 20817
Registrant’s telephone number, including area code		301-897-2540

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in the Current Report on Form 8K filed by Spherix Incorporated (the “Company”) with the Securities and Exchange Commission on April 17, 2009, Mr. A. Paul Cox, Jr., one of our independent directors, passed away on April 13, 2009.

On April 23, 2009, we received a letter from The NASDAQ Stock Market (“NASDAQ”) indicating that, as a result of Mr. Cox’s death, the Company no longer complies with NASDAQ Listing Rule 5605 which requires that a majority of the board of directors be comprised of independent directors.  The Company currently has six (6) directors, only three (3) of which qualify as independent directors.

Under NASDAQ Listing Rule 5605(b)(1)(A), we have until the earlier of our next annual shareholders’ meeting or April 13, 2010 to regain compliance; or if our next annual shareholders’ meeting is held before October 12, 2009, then we must evidence compliance no later than October 12, 2009.

We are currently in the process of seeking and evaluating candidates to fill the vacancy created by Mr. Cox’s death and we expect to appoint a new director within the cure period.

Under NASDAQ Marketplace Rule 5810(b), we are required to issue a press release disclosing receipt of the NASDAQ letter and the NASDAQ rules upon which it is based.  Accordingly, on April 27, 2009, we issued such a press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued by April 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:	/s/ Claire L. Kruger
Claire L. Kruger, CEO and COO
Date: April 27, 2009